UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2019

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.

On February 28, 2019,  Qurate Retail, Inc. (the “Company”) announced that its President and Chief Executive Officer, Mike George, will be presenting at the UBS Global Consumer and Retail Conference on Thursday, March 7th at 9:00 a.m., E.S.T. at the Four Seasons Hotel in Boston, MA. During his presentation, Mr. George may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters.

On March 4, 2019, the Company announced that its Executive Chairman, Greg Maffei, will be presenting at the Deutsche Bank Media, Internet and Telecom Conference, on Monday, March 11th at 4:20 p.m., E.D.T. at the Breakers Hotel in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 28, 2019, regarding Mr. George’s presentation.
99.2	Press Release, dated March 4, 2019, regarding Mr. Maffei’s presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019

QURATE RETAIL, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President